Exhibit 10.30
                                 LEASE AGREEMENT
                                       FOR
                                OFFICE FACILITIES

                                TABLE OF CONTENTS

Paragraph                                                              Page


         Basic Lease Information                                         ii

         1.       The Premises and the Term                               1
         2.       Rental                                                  1
         3.       Security Deposit                                        2
         4.       Possession                                              2
         5.       Use                                                     2
         6.       Acceptance of the Premises                              2
         7.       Tenant's Care and Covenants                             2
         8.       Hours of Operation of the Building                      3
         9.       Services                                                3
         10.      Destruction or Damage to the Premises                   3
         11.      Default by Tenant - Landlord's Remedies                 4
         12.      Acceleration of Rentals                                 4
         13.      Assignment and Subletting                               5
         14.      Condemnation                                            5
         15.      Inspections                                             5
         16.      Subordination                                           5
         17.      Indemnity and Hold Harmless                             6
         18.      Tenant's Insurance and Waiver of Subrogation            6
         19.      Remedies Cumulative                                     6
         20.      Holding Over                                            6
         21.      Entire Agreement - No Waiver                            6
         22.      Headings                                                6
         23.      Notices                                                 6
         24.      Heirs and Assigns - Parties                             6
         25.      Attorney's Fees                                         6
         26.      Alterations Required by Law                             7
         27.      Time of Essence                                         7
         28.      Standard Tenant Allowance                               7
         29.      Parking Arrangements                                    7
         30.      Rules and Regulations                                   7
         31.      Right to Relocate                                       7
         32.      Rights Reserved to Landlord                             7
         33.      Governmental Orders                                     8
         34.      Severability                                            8
         35.      Arbitration                                             8
         36.      Brokerage Commission                                    8
         37.      Abandonment                                             8
         38.      Corporate Authority                                     8
         39.      Estoppel Certificates                                   8
         40.      Counterparts                                            9
                  Execution and Witness Page                              9

Exhibit "A"      Floor Plan

Exhibit "B"      Standard Tenant Allowance

Exhibit "C"      Special Stipulations (attached and acknowledged where required)

Exhibit "D"      Definition of Operating Expenses

Exhibit "E"      Guaranty of Lease

                             BASIC LEASE INFORMATION

LANDLORD:         Laing Palisades, L.L.C., a Georgia limited liability company

ADDRESS OF LANDLORD:           5901-B Peachtree Dunwoody Road, Suite 555
                               Atlanta, GA 30328
                               c/o Laing Properties. Inc.

CONTACT:                       Ms. Nancy Ziegler      TELEPHONE: 770-551-3400

TENANT:                        Direct Mortgage Partners, Inc., a
                               corporation of the State of Delaware d/b/a
                               Bankers

                               Direct Mortgage

ADDRESS OF TENANT:             5901-B Peachtree Dunwoody Road, Suite 375,
                               Atlanta, GA 30328

CONTACT:                                    TELEPHONE:

Paragraph 3

SECURITY DEPOSIT:              Seven thousand four hundred sixty-three and
                               85/100 ($7,463.85) Dollars

Paragraph 5

USE:              General office        APPROXIMATE NO. OF EMPLOYEES:

Paragraph 29

         PARKING SPACE REQUIREMENT:          18

Paragraph 36

BROKER REPRESENTING LANDLORD:            See Special Stipulation #41

BROKER REPRESENTING TENANT:              See Special Stipulation #41



THE FOREGOING BASIC LEASE INFORMATION IS HEREBY INCORPORATED INTO AND MADE A PART OF THIS LEASE. EACH REFERENCE IN THIS LEASE TO ANY OF THE BASIC LEASE INFORMATION SHALL MEAN THE RESPECTIVE INFORMATION HEREINABOVE SET FORTH AND SHALL BE CONSTRUED TO INCORPORATE ALL OF THE TERMS PROVIDED UNDER THE PARTICULAR LEASE PARAGRAPH PERTAINING TO SUCH INFORMATION. IN THE EVENT OF ANY CONFLICT BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THE LATTER SHALL CONTROL.

Acknowledgment by Tenant:                   Acknowledgment by Landlord:

                                 LEASE AGREEMENT
                                       FOR
                                OFFICE FACILITIES

     THIS LEASE is made this 20TH day of October, 1997, between Laing Palisades, L.L.C., a Georgia limited liability company, (herein called "Landlord") and Direct Mortgage Partners, Inc., d/b/a/ Bankers Direct Mortgage, a corporation of the State of Delaware (herein called "Tenant").

1.   THE PREMISES AND THE TERM

     Landlord hereby leases to Tenant, and Tenant hereby rents and leases from Landlord the following described space (herein called the "Premises")

Project:          Palisades                 Building:         B
                  5901 Peachtree

Address:          Dunwoody Road Floor:      Third (3rd)

City:             Atlanta                   Suite: 375

County:           Fulton                    Rentable Square Feet: 4,535

State:            Georgia

Premises are more particularly shown as outlined on the floor plan attached hereto as Exhibit "A" and hereby made a part hereof, and are leased for a term to commence on the 1st day of November, 1997 and end at midnight at the end of the 31st day of January, 2001 (such period being herein called the "Term").

2.   RENTAL

     (a) or the purposes of this Lease:

     (i) the term "Tenant's Share" means 3.919% which percentage was determined by dividing 4,535, the rentable square feet in the Premises, by 115,732 square feet, the total rentable square feet in the Building.

     DELETED TEXT NOT SHOWN.

     Page 1i of the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

     Paragraph 2 (a) (ii) through (g) (vii) of the Lease is deleted in its entirety and replaced with the following language:

     A. Subject to the provisions of this Paragraph, from November 1, 1997 through January 31, 2001, Tenant shall pay to Landlord at its offices in Atlanta, Georgia, or at such other place or to such other person or persons as Landlord may from time to time designate in writing, without demand, deduction or set-off, rental payable in accordance with the following schedule in equal monthly installments in advance on the first day of each calendar month during the Term (such monthly rental installments being hereinafter referred to as "Monthly Rental"):

   Lease Months            Monthly Rental                   Annualized Rental
  11/1/97 - 1/31/98          $5,111.96                           $61,343.52
   2/1/98 - 1/31/99          $7,463.85                           $89,566.20
   2/1/99 - 1/31/00          $7,687.77                           $92,253.24
   2/1/00 - 1/31/01          $7,918.40                           $95,020.80

If the Term begins on other than the first day of the calendar month, the next installment of Monthly Rental payable to Landlord shall be prorated with respect thereto. If the Term ends on other than the last day of the calendar month, the installment of Monthly Rental for such partial calendar month shall be prorated with respect thereto.

     B. 1. For the purpose of this Lease:

     a. The term "Additional Rental" means payments to which Landlord is entitled pursuant to the relevant provisions hereof.

     b. The term "Escalation Year" means each calendar year or a portion thereof during the Term, commencing with the calendar year 1999.

     c. The term "Operating Expense Base" means an amount equal to what the actual Operating Expenses (as hereinafter defined) per rentable square foot of the Premises for the calendar year 1998 will be.

     d. The term "Operating Expenses" is defined on Exhibit "D" of the Lease.

     e. The term "Tenant's Share" means 3.919%, which percentage was determined by dividing 4,535, the rentable square feet in the Premises, by 115,732, the total rentable square feet in the Building.

     2. For each Escalation Year, Tenant shall pay to Landlord Additional Rental equal to Tenant's Share of the amount by which the actual Operating Expenses for such Escalation Year exceed the Operating Expense Base.

     3. Prior to the commencement of each Escalation Year, Landlord shall provide Tenant with an estimate of the estimated Operating Expenses for that calendar year and the resulting Additional Rental. Tenant shall pay, in addition to the Monthly Rental and on the first day of each calendar month, 1/12 of the estimated Additional Rental throughout that Escalation Year.

     4. Within ninety (90) days, or as soon thereafter as possible, of the conclusion of each Escalation Year, Landlord shall furnish to Tenant a statement of the Operating Expenses incurred by Landlord in the prior calendar year. In the event that the estimated Additional Rental paid by Tenant during such prior calendar year is less than Tenant's Share of any increase in the Operating Expenses for the prior calendar year over the Operating Expense Base (such increase being hereinafter referred to as the "Operating Expense Increase"), Tenant shall pay the balance of the Additional Rental due to Landlord within thirty (30) days of Landlord's delivery to Tenant of such statement. In the event the estimated Additional Rental paid by Tenant for any such prior calendar year exceeds Tenant's Share of any Operating Expense Increase, the amount of such overpayment (1) shall be credited against the next succeeding installment(s) of Monthly Rental or (2), if determined after the expiration of the Term, shall

Page 1ii of the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

promptly be paid by Landlord to Tenant. Any payment or credit made shall be made without prejudice to the right of Tenant to dispute, or Landlord to correct, said payment or credit.

     5. In the event the Term commences on a date other than January 1, the Additional Rental payable for the first Escalation Year partial calendar year occurring thereafter shall be prorated based on the number of days in the partial calendar year occurring between the commencement date of the Term and January 1 of the next succeeding calendar year.

     6. It is understood and agreed that Tenant's failure to pay Additional Rental due hereunder shall entitle Landlord to all remedies provided herein and at law or equity on account of Tenant's failure to pay rent. It is further understood and agreed that Tenant's payments of Additional Rental shall not be deemed payments of base rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rental which Landlord may charge Tenant.

     7. In no event shall the total rental (i.e., the sum of Monthly Rental and monthly Additional Rental) due under this Paragraph be less than Monthly Rental specified above.

     8. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, including but not limited to Monthly Rental and Additional Rental, whether or not expressly denominated as rent shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code, 11 U.S.C. Section 502(b)(7)."

     DELETED TEXT NOT SHOWN

3.   SECURITY DEPOSIT

     Tenant has this day deposited with Landlord the amount specified as Security Deposit in the Basic Lease Information as security for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed, which sum shall be returned to Tenant within thirty (30) days after the expiration of the Term, provided Tenant has fully performed hereunder. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord will have the full deposit on hand at all times during the Term. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall transfer the security deposit to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of such security deposit and Tenant shall look to the new landlord solely for the return of said security deposit and this provision shall apply to every transfer or assignment made of the security deposit to a new landlord; provided, however, Tenant agrees not to look for the return of any such security deposit to any holder or beneficiary of a deed of trust or other security instrument affecting the real property of which the Premises form a part which acquires title to such property by foreclosure, deed in lieu thereof or otherwise, unless such party shall have actually received such security deposit from the prior landlord. The security deposit under this Lease shall not be assigned or encumbered by Tenant without the written consent of Landlord and any such assignment or encumbrance shall be void.

4.   POSSESSION

     If the premises are not available for occupancy on the commencement date hereinabove set forth and if such unavailability or unreadiness is not occasioned or caused by Tenant (such as by Tenant's failure promptly to approve plans, make material or color selections, make improvements to the Premises which are to be made by Tenant, or make other decisions or take other actions necessary to the preparation of the Premises for occupancy), then the term shall commence on a date fixed by Landlord in a notice to Tenant which notice shall state that the Premises are available or, on or before the commencement date fixed in the notice will be, available and ready for occupancy, and in such event, Tenant waives any claim for damages due to such delay and Landlord waives the right to receive payment of any rental until Landlord delivers possession of the Premises to Tenant.

5.   USE

     Tenant shall use and occupy the Premises as general offices only. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the rules and regulations of Landlord herein provided for. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Tenant anticipates that it will have the approximate number of employees working in the Premises as specified in the Basic Lease Information.

     Tenant shall use and occupy the premises for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the premises. Tenant shall not commit or suffer the commission or any waste in, on, or about the premises.

6.   ACCEPTANCE OF THE PREMISES

     The taking of possession of the Premises by Tenant at the commencement of the Term shall be conclusive evidence as against Tenant that Tenant accepts the same "as is" subject to a punch list and that the Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken.

7.   TENANT'S CARE AND COVENANTS

     (a) Tenant will, at Tenant's expense, take good care of the Premises and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof; and Tenant will, at Tenant's expense, but under the direction of Landlord, promptly repair any injury or damage to the Premises or the Building caused by the misuse or neglect thereof by Tenant, or by persons permitted on the Premises by Tenant, or by Tenant's moving in or out of the Premises.

     (b) Tenant will not, without Landlord's written consent, make alterations, additions or improvements in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire insurance on the Building. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration of this Lease, but Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement. Tenant further agrees to do so prior to the expiration of the Term.

     (c) No later than the last day of the Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys to the Premises) in as good a condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements or casualty excepted. All property of Tenant remaining on the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to subparagraph 7(b).

     (d) In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workmen approved by Landlord. Tenant will promptly remove any lien for material or labor claimed against the Premises by such contractors or workmen if such claim should arise and hereby indemnifies and holds Landlord harmless from and against any and all claims, losses, damages, costs, expenses (including but not limited to attorney's fees and costs of litigation) or liabilities incurred by or threatened against Landlord as a result of such liens.

     (e) Tenant will not place nor maintain any food or drink coin-operated or vending machines within the Premises or the Building without the written consent of Landlord; such consent shall not preclude Landlord from charging Tenant for utility costs therefor pursuant to subparagraph 9(b) hereof.

     (f) Tenant agrees that all personal property brought into the Premises by Tenant, its contractors, employees, licensees, guests and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

     (g) Tenant at its sole expense will comply with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof, and abide by and observe the rules and regulations printed on this Lease, which are hereby made a part of this Lease, together with such amendments thereto and such rules and regulations of the management of the Building as may hereafter, from time to time, be established in writing by Landlord and served upon Tenant.

     (h) Tenant will report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant and a failure to so report shall make Tenant liable to Landlord for any expense of, or damage to Landlord, resulting from such defective condition.

8.   HOURS OF OPERATION OF THE BUILDING

     The normal business hours of the Building shall be from 8:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday. The Building will not operate on Sundays or governmental holidays.

9.   SERVICES

     (a) Landlord shall provide, at Landlord's expense, except as otherwise provided, the following services:

                  (i) Subject to the restrictions of subparagraph 9(a)(iv), public utilities to furnish the electricity, gas and water utilized in operating the Building and its facilities serving the Premises.

                  (ii) Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air conditioning in season, at such temperatures and in such amounts as required to reasonably heat or cool the Premises except in extreme temperature conditions; routine maintenance and electric lighting service for all public areas and special service areas of the Building.

                  (iii) janitorial service on a five (5) day week basis excluding holidays.

                  (iv) Electrical facilities to furnish sufficient power for typewriters, calculating machines, duplicating machines and other machines of similar low electrical consumption, normally utilized in general purpose office space. This does not include special power requirements, including, but not necessarily limited to, power for such items as freestanding or main frame computers (or power for special cooling equipment associated therewith), any special heating or cooling equipment not normally furnished by Landlord as part of the Building systems, special printing equipment or any other equipment not normally found in a general purpose-office space and/or which requires a voltage other than 120 volts single phase.

                  (v) All building standard fluorescent bulb replacements in all areas and all incandescent bulb replacements in public areas, toilet and restroom areas and stairwells.

                  (vi)     Elevator service.

     (b) Should Tenant require any additional work or service, including service furnished outside the stipulated hours of operation of the Building, Landlord may, on terms to be agreed and upon reasonable advance notice from Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed on, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

     (c) It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledging that any one or more such services may be suspended by reason of accidents or of repairs, alterations, or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of the law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of service shall not be deemed an eviction or disturbance to Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

10.  DESTRUCTION OR DAMAGE TO THE PREMISES

     (a) If the Premises are totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake, or other casualty, rent shall abate from the date of such damage or destruction and Landlord shall have sixty
(60) days to commence the restoration of the Premises to a tenantable condition; provided, however, if in Landlord's sole judgment such restoration cannot be completed within one hundred twenty (120) days following such damage or destruction, Landlord may, by written notice furnished to Tenant within thirty
(30) days of such casualty, terminate this Lease, whereupon rental and all other obligations hereunder shall be adjusted between the parties as of the date of such casualty. In the event the Landlord elects to complete such restoration but fails to do so within one hundred twenty (120) days of such damage or destruction, this Lease may be terminated as of the date of such damage or destruction upon written notice from either party to the other given not more than ten (10) days following ex pi ration of said one hundred twenty (120) day period. In the event such notice is not given, then this Lease shall remain in force and effect and rent shall commence upon delivery of the Premises to Tenant in a tenantable condition.

     (b) If the Premises are damaged but not rendered wholly untenantable by any of the events set forth in subparagraph I 1(a) above, rental shall abate in such proportion as the Premises have been damaged and Landlord shall restore the premises as speedily as practicable whereupon full rent shall commence.

     (c) In no event shall rent abate nor shall Tenant be entitled to terminate this Lease if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its agents, employees, contractors, invitees, licensees or guests.

11.  DEFAULT BY TENANT - LANDLORD'S REMEDIES

     (a) The following shall constitute events of default and in any of said events, Landlord at its option may during continuance of such default, terminate this Lease by written notice to Tenant, whereupon this Lease shall end: (i) Tenant's failure for five (5) days in paying any and all installments of Monthly Rental or Additional Rental, or monthly installments based on estimates thereof, reserved herein; or (ii) Tenant's failure for fifteen (15) days after written notice thereof in performing any other of its obligations hereunder; or (iii) the entry against Tenant of a decree or order for relief in an involuntary case under the federal bankruptcy laws (as now or hereafter constituted) or other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Tenant or for any substantial part of Tenant's property, or an order for the winding-up of liquidation of Tenant's affairs and the continuance of any such decree or order is unstayed and in effect for a period of sixty (60) consecutive days; or, (iv) the commencement by Tenant of a voluntary case under the federal bankruptcy laws (as now or hereafter constituted) or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Tenant or for any substantial part of Tenant's property, or the making by Tenant of any assignment for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of corporate action by Tenant in furtherance of any of the foregoing; or (v) the levy upon or attachment under process against the Premises or Tenant's effects or interest therein which is not satisfied or dissolved within fifteen (15) days after such levy upon or attachment; or, (vi) the abandonment or vacating of the Premises by Tenant during the Term and (vii) in the event of a monetary default failure of Tenant to provide Landlord with an audited financial statement within sixty (60) days thereafter. After an authorized assignment the occurring of any of the foregoing defaults or events of default shall affect this Lease only if caused by or happening to the assignee. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof; and remove all persons and effects therefrom using such force as may be necessary without being guilty of or liable for trespass, forcible entry, detainer or other tort.

     (b) Payments of Monthly Rental, Additional Rental or any other payment required hereunder received after the fifth day of the month may be assessed an additional five percent (5%) charge as agreed liquidated damages and may be assessed an additional five percent (5%) charge each month thereafter until paid in full. Provided however that should such late charge at any time be deemed to violate any applicable usury or similar laws, the late charge and interest charged shall be the highest permissible by such laws. Acceptance by Landlord of a payment in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction.

     (c) Landlord, as Tenant's agent, without termination of this Lease, upon Tenant's default or breach of this Lease, may at Landlord's option, evidenced by written notice to Tenant, terminate Tenant's right to possession and enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement, and by private negotiations and for any term Landlord deems proper. Tenant shall upon receipt of such notice surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof; and remove all persons and effects therefrom, using such force as may be necessary without being guilty of or liable for trespass, forcible entry, detainer or other tort. Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all rent including Monthly Rental and Additional Rental reserved in this Lease and the net rent, if any, collected by Landlord in reletting the Premises, which deficiency shall be due and payable by Tenant for the period in which Monthly Rental and Additional Rental reserved in the Lease would have been due and payable. Net rent shall be computed by deducting from gross rents collected all expenses or costs of whatever nature incurred by Landlord in reletting including, but not limited to, attorney's fees, brokers' commissions and the cost of renovating or remodeling the Premises.

     (d) No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Tenant's obligation to pay and Landlord's right to collect the rent including Monthly Rental and Additional Rental accrued hereunder to the end of the Term.

     (e) In the event Landlord elects to terminate this Lease as hereinabove provided, Landlord may, in addition to any other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises, reasonable attorney's fees and including the worth at the time of such termination of the excess, if any, of the amount of Monthly Rental and Additional Rental reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term.

     Landlord may, at Landlord's option, enter into and upon the leased premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     (f) Pursuit of any one or more of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

     (g) The term "reserved" as applied to Monthly Rental or Additional Rental herein means any and all payments to which Landlord is entitled hereunder during the Term.

12.  ACCELERATION OF RENTALS

     Landlord, upon notification to Tenant of its intention to do so (as expressed by a notice sent certified mail, return receipt requested (the "Notice") may, upon a material default of the provisions of this Lease, accelerate all remaining minimum or base rentals, percentage rentals, and all other sums of money (hereinafter collectively, the "Rentals") that Tenant is required to pay under this Lease, same to become due and payable after the Notice Period (as same is hereinafter defined) shall have expired without payment in full to Landlord. Landlord and Tenant agree that this provision is a term for liquidated damages, and the sums accelerated, which have not already become due by the expiration of the Notice Period, shall be reduced to present value, as of the date of said expiration. The "Notice Period" shall be fifteen
(15) days from tenant's receipt of the Notice. Actual receipt of the Notice is not required, all that is required to make the Notice effective is for the Landlord to mail the Notice to the Tenant's last known address, as same has been provided to Landlord by Tenant. If there is no actual acceptance or receipt of the Notice, then the Notice Period shall be deemed to be expired on the eighteenth (18) day from the date of mailing of the Notice. If Landlord elects to accelerate the Rentals, it shall undertake to seek another tenant for the Premises, and credit any amounts received to the obligation of the Tenant for Rentals, less the following:

     (a) reimbursement for all expenses incurred as a result of the Tenant's failure to perform its other obligations under the Lease including taxes, common area maintenance, (if any) Tenant's failure to make repairs and comply with insurance and other requirements;

     (b) the cost of advertising the Premises and for real estate broker's commissions;

     (c) the cost of painting, repairing, replacing, altering, dividing or consolidating the Premises to accommodate the needs of and new tenant.

     In any event, the rights of the Landlord as expressed herein are cumulative of any and all other rights expressed in the Lease. Tenant agrees that it will remain liable for Rentals from and after any action by Landlord under a Proceeding Against Tenant Holding Over, or Distress Warrant, whether or not Tenant retains the right to possession of the Premises.

13.  ASSIGNMENT AND SUBLETTING

     (a) Tenant may not, without the prior written consent of Landlord endorsed hereon, assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant. Landlord shall not unreasonably withhold said consent. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. Sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability. Tenant shall notify Landlord of Tenant's intent to sublease or assign this Lease, and Landlord shall within thirty (30) days from receipt of such notice (i) consent to such proposed subletting, or (ii) refuse such consent, or
(iii) elect to terminate this Lease. In the event of Landlord's election to terminate, Tenant shall have ten (10) days from receipt Of Such notice in which to notify Landlord of Tenant's acceptance of such termination or Tenant's desire to remain in possession of Premises under the terms and conditions and for the remainder of the Term of this Lease. In the event Tenant fails to so notify Landlord of Tenant's election to accept termination or to continue as Tenant hereunder, such failure shall be deemed an election to terminate and such termination shall be effective as of the end of the 10-day period provided for in Landlord's notice as hereinabove provided. In the event this Lease is either terminated or a sub-lease or assignment is made as herein provided, Tenant shall pay Landlord all actual and reasonable legal and accounting services required in order to accomplish such termination, assignment, or subletting.

     (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, U.S.C. Section 101 et seq. (The "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. If sublet rental exceeds the monthly rent set forth in paragraph 2, fifty percent (50%) of the profit shall go to the Landlord.

     (c) If Tenant or any trustee of Tenant assumes this Lease and Tenant or any trustee of Tenant proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than Ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     (d) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord the instrument evidencing such assignment and an instrument confirming such assumption.

14.  CONDEMNATION

     If all or any part of Premises are taken by virtue of eminent domain, and if the remaining portion of the Premises is thereby rendered untenantable or unusable for the purposes herein stated, this Lease shall not expire on the date when the condemnation petition if filed but rather when the condemning authority takes possession, and any rent paid for any period beyond possession by the condemning authority shall be repaid to Tenant.

15.  INSPECTIONS

     Landlord may enter the Premises: (a) with reasonable notice to Tenant and at reasonable hours to exhibit same to prospective purchasers or tenants; (b) to inspect the Premises to see that Tenant is complying with all its obligations hereunder; and (c) to make repairs required of Landlord under the terms hereof or repairs to any other portion of the Building.

16.  SUBORDINATION

     Unless any holder or beneficiary of any deed of trust or other security instrument affecting the real property of which the Premises form a part otherwise elect in writing, this Lease shall be subject and subordinate to any such deeds of trust or other security instruments. In confirmation of the subordination set forth in this Paragraph 16, (or, if any holder or beneficiary of a deed of trust or other security instrument elects in writing, superiority) Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by any holder or beneficiary of such deed of trust or other security instrument.

17.  INDEMNITY AND HOLD HARMLESS

     Tenant shall indemnify, and hold harmless the Landlord and the Premises, at Tenant's expense, against: (i) any default by Tenant, or any assignee or sublessee permitted hereunder; (ii) any act of negligence of Tenant or its agents, contractors, employees, invitees, guests or licensees; and (iii) all claims, losses, damages, costs, expenses (including but not limited to attorney's fees and costs of litigation) or liabilities incurred or suffered by persons or property by reason of the use or occupancy of the Premises.

18.  TENANT'S INSURANCE AND WAIVER OF SUBROGATION

     Tenant shall carry fire and extended coverage insurance insuring its interest in Tenant's improvements in the Premises and its interest in its office furniture, equipment, supplies and other personal property, and Tenant hereby waives any right of action against Landlord for loss or damage to its improvements, fixtures or personal property in the Premises.

     Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage, and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the premises. Said policies shall: (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

19.  REMEDIES CUMULATIVE

     The rights given to Landlord herein are in addition to any rights that may be given to Landlord by statute or under law.

 20. HOLDING OVER

     If Tenant remains in possession after expiration of the Term with Landlord's acquiescence and without any distinct agreement between the parties, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental shall be the amount agreed upon between Tenant and Landlord. If no such agreement is reached prior to the expiration of the term, then the Monthly Rental shall be equal to two hundred percent (200%) of the Monthly Rental specified in Paragraph 2 hereof and there shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term.

21.  ENTIRE AGREEMENT - NO WAIVER

     This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be modified or terminated orally.

22.  HEADINGS

     The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

23.  NOTICES

     (a) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail, return receipt requested addressed (i) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed in accordance with the terms of this Paragraph 23, upon the mailing thereof.

     (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, any employee of Tenant who may be present at Premises at the time of said service of process; and if there is no person occupying same, then such service may be made by attachment thereof on the main entrance of the Premises.

24.  HEIRS AND ASSIGNS - PARTIES

     (a) Subject to the provisions of Paragraph 13 hereof, the provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns, it being understood that the term "Landlord" as used in this Lease, means only the owner or the lessee for the time being of the land and the Building of which the Premises are a part, so that in the event of any sale or sales of said property or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the land and the Building. Should the land and the building be severed as to ownership by sale and/or lease, then the owner of the building or lessee of the Building that has the right to lease space in the building to tenants shall be deemed the Landlord. Tenant shall be bound to any such succeeding party landlord for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding landlord.

     (b) The terms "Landlord," "Tenant," and "Agent" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

25.  ATTORNEY'S FEES

     If any amounts owing under this Lease are collected, directly or indirectly, by or through an attorney at law, Tenant shall pay as Additional Rent all actual and reasonable attorney's fees. Tenant shall also pay all attorney's fees incurred by Landlord as a result of any breach or default by Tenant under this Lease.

     In the event any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of, Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorney's fees awarded by the court in such action or proceeding.

26.  ALTERATIONS REQUIRED BY LAW

     If, because of the nature of Tenant's use or occupancy of the Premises, any addition, alteration, change, repair or other work of any nature, structural or otherwise, shall be required or ordered or become necessary at any time during the Term because of any law, or governmental regulation now or hereafter in effect, or any order or decree of any court, the entire expense thereof, irrespective of when the same shall be incurred or become due, shall be the sole liability of Tenant, and Landlord shall not contribute thereto.

27.  TIME OF ESSENCE

     Time is of the essence of this Lease.

28.  STANDARD TENANT ALLOWANCE

     Landlord shall at its own expense provide those items in Exhibit "B" attached hereto and hereby made a part hereof. Any and all costs above the Standard Tenant Allowance set forth in Exhibit "B" shall be the sole responsibility of Tenant and paid by Tenant prior to occupancy.

29.  PARKING ARRANGEMENTS

     Tenant shall have the right to use in common with the other Tenants in the Building the parking spaces provided by Landlord adjacent to the Building for parking of Tenant's automobiles and those of its employees and visitors, subject to the rules and regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its employees, agents or visitors to use any parking spaces in an area owned by Landlord other than the parking area assigned to the Building. If Landlord deems it advisable, Landlord may set aside a part of the total parking field for use as a separate area for visitors. Landlord reserves the right to adopt any regulations necessary to curtail unauthorized parking, including the required use of parking permits or assigning to Tenant a specific area in which Tenant's employees shall be required to park. Tenant anticipates that it shall require the amount of parking spaces stipulated in the Basic Lease Information for its employees and parking in excess of that number shall not be permitted without Landlord's approval. If such approval is granted that parking shall be in such quantities and at such locations as Landlord may designate.

30.  RULES AND REGULATIONS

     (a) The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant or used by it for purposes other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant in anyway. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweeping, rubbish, or other obstructing substances shall be thrown therein.

     (b) Landlord reserves the right to approve Tenant's moving arrangements, including but not limited to, requiring that the delivery and removal of Tenant's possessions to and from the Premises be performed before or after the building's normal business hours as provided in Paragraph 8 hereof.

     (c) No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which signs shall be of such order, size and style, and at such places as shall be designated by Landlord. Signs on Tenant's entrance doors will be provided for Tenant by Landlord, the cost of the signs to be charged to and paid for by Tenant. Blinds furnished by Landlord shall be used to give uniform color exposure through exterior windows. Landlord at Landlord's sole discretion may furnish blinds for those windows facing onto the Building atrium or common areas. No painting shall be done, nor shall any alterations be made to any part of the Building by putting up or changing any partitions, doors, or windows, nor shall there by any nailing, boring, or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and shall not be changed without Landlord's approval and, when any part thereof shall be broken, the same shall be immediately replaced or repaired at Tenant's expense and put in order under the direction and to the satisfaction of the Landlord, and shall be left whole and in good repair. Tenant shall not injure, or overload or deface the building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business. Tenant shall not (without Landlord's written consent) install or operate any computer, duplicating or other large business machine, equipment, or any other machinery upon the Premises or carry on any mechanical business thereon. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only, and no outside wiring men shall be allowed to do work of this kind unless the written permission of Landlord is obtained. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord.

     (d) Landlord in all cases retains the right to approve the weight per square foot and position of heavy articles including, but not limited to, iron safes, files, storage shelving, printing equipment, computer and duplicating equipment or air compressors. Tenant must make arrangements with the superintendent of the Building when the elevator is required for the purpose of carrying any kind of freight.

31.  RIGHT TO RELOCATE

     If this Lease is for an area of three thousand (3,000) rentable square feet or less, Landlord shall have the right at anytime during the Term upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space of approximately the same size as the Premises at another location in the property and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of such relocation of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right, in addition to any and all other rights that Landlord may have, to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

32.  RIGHTS RESERVED TO LANDLORD

     Landlord reserves the following rights:

     (a) to name the Building and to change the name or street address of the Building;

     (b) to install and maintain a sign or signs on the exterior of the Building;

     (c) to designate all sources furnishing sign painting and lettering, vending machines, mobile vending services, and like services used on the Premises or in the Building;

     (d) to constantly have pass keys to the Premises;

     (e) on reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term and to any prospective purchaser, tender, mortgagee, or assignee of any mortgage or other security instrument on the real property of which the Premises form a part and to others having a legitimate interest at any time during the Term;

     (f) at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interest therein, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of any governmental or other authority;

     (g) to install vending machines of all kinds in the Premises, and to provide mobile vending service therefor, arid to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests;

     (h) for so long as Tenant is not in default hereunder, to grant Tenant a non-exclusive revocable license to use and occupy in common with others so entitled, the common areas of the Building, including, but not limited to, corridors. stairways, elevators, restrooms, lobbies, entranceways, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Landlord subject to the terms and conditions of this Lease.

33. GOVERNMENTAL ORDERS

     Except as otherwise provided in Paragraph 26 or subparagraph 7(g) hereof, in the event Landlord, during the Term, shall be required by any governmental authority, or by the order or decree of any court, to repair, alter, remove, construct, reconstruct, or improve any part or all of the Building or the Premises, then Such action may be taken by Landlord at its expense, and such action shall not in any way affect Tenant's obligations under this Lease, and Tenant waives all claim for injury, damages or abatement of rent because of such repair, alteration, removal, construction, reconstruction or improvement; provided, however, that (a) if such action by Landlord shall render the Premises wholly untenantable, or (b) if in Landlord's judgment such acts cannot be completed within ninety days (90) days after notice to Landlord to perform such acts by such governmental authority, then this Lease may, at the option of Landlord, or, in the event of the occurrence of the untenantability provided for in (a) above, shall terminate as of the date of said notice to Landlord by such governmental authority or court, and in such event Tenant shall immediately surrender the Premises and rent shall be apportioned and be paid up to and including the date the Premises became wholly untenantable, or the date of optional termination by Landlord, as the case may be.

34. SEVERABILITY

     In the event that any one or more of the provisions, sentences, clauses, phrases or words of this Lease, and the application thereof in any circumstance, shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any other such provision, sentence, clause, phrase or word of this Lease, and the application thereof in other circumstances, shall not be in any way impaired, it being intended that every part of this Lease shall be enforceable to the fullest extent provided by law.

35. ARBITRATION

     In the event a non-monetary dispute, it is agreed that such dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association then prevailing. The submission of a dispute to arbitration shall not suspend any of the obligations of the parties hereunder and any payments made by Tenant during the pendency of such arbitration are subject to adjustment at the conclusion of such arbitration. The costs and expenses of the arbitration shall be borne by the party seeking arbitration unless the party seeking arbitration is granted the relief or award sought in which case each party shall bear their own costs and expenses.

36. BROKERAGE COMMISSION

     Tenant (except with respect to Broker designated in the Basic Lease Information) and Landlord (except with respect to Broker designated in the Basic Lease Information) each represents and warrants to the other that no broker, agent, commission salesman or other person has represented the warranting party in the negotiation of this Lease or the procurement of the Premises and that no commission, fee or compensation of any kind is due and payable in connection herewith to any broker, agent, commission salesman or other person. Each party agrees to indemnify and hold the other harmless from and against any claim, loss, damage, liability, cost and expense (including but not limited to attorney's fees and cost of litigation) which the other shall suffer, incur or be threatened with because of the claim of any broker, agent, commission salesman or other person claiming by, through or under such party, whether or not such claim is meritorious. Any party listed in parenthesis in the first sentence of this Paragraph 36, and thus excluded from the above warranty, shall be entitled to a commission, fee or other compensation only if it has entered into a separate written agreement with Landlord or Tenant, as the case may be.

37. ABANDONMENT

     Tenant shall not vacate or abandon the premises at any time during the term, and if Tenant shall abandon, vacate, or surrender said premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.

38. CORPORATE AUTHORITY

     If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

39. ESTOPPEL CERTIFICATES

     Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord an Estoppel Certificate indicating thereon any exceptions thereto which may exist at that time.

     Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the premises and acknowledgement by Tenant that the statements are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Land lord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate.

40. COUNTERPARTS

     This Lease may be executed in two or more counterparts, each of which shall constitute an original, but when taken together shall constitute but one Lease. Each counterpart shall be effective if it bears the signatures of all parties hereto: or so many counterparts as shall contain all of the signatures of the parties hereto shall constitute one Lease, and shall be effective as such.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, as of the day and year first above written.

Signed, sealed and delivered                  Tenant: Direct Mortgage Partners,
in the presence of:                           Inc., a corporation of the State
/s/ Patricia E. Klamert                       of Delaware d/b/a Bankers
----------------------------                  Direct Mortgage
Witness
/s/ Joy Orsini                                  /s/ Roger W. Stubbs (SEAL)
---------------------------                    ----------------------------
Notary                                             Authorized Signaure

                                              Name: Roger W. Stubbs
                                              Title: EVP
                                              Attest: /s/Christopher Castoro
                                                         (SEAL)
                                              ------------------------------
                                              Title: Chairman Director



Signed, sealed and delivered                 Landlord: Laing Palisades,
in the presence of:                          L.L.C., a Georgia limited
/s/                                          liability company
-----------------------------                By: LAING PROPERTIES, INC.
Witness                                           Manager
/s/                                          By: /s/Laing Properties, Inc.(SEAL)
Notary Public                                     --------------------------
                                              Title: EVP
                                              Attest:/s/ Robert R. Stubbs (SEAL)
                                              ---------------------------------
                                              Title: Vice President & Secretary

                                    EXHIBIT B

                            STANDARD TENANT ALLOWANCE

Exhibit "B" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

Landlord will, at its expense, construct improvements to the portion of the Premises outlined in Exhibit A which shall be limited to standard carpet, paint, rekeying the lock and standard signage at the entrance door to the Premises.

Prior to February 1, 1998, Landlord will, at its expense, construct improvements to the portion of the Premises outlined in Exhibit A-1 based on plans to be drawn by Carlsten Associates at Landlord's direction. The combined construction cost of the entire Premises (that which is outlined in both Exhibit A and Exhibit A-1) shall not exceed $18,140.00. If the cost to construct such improvements exceeds such amount, such excess cost shall be paid by Tenant to Landlord upon construction completion. Final construction documents shall be approved by Landlord and Tenant prior to construction commencement.

All preliminary construction documents required to achieve Tenant's occupancy shall be paid for by Landlord outside of the improvement allowance outlined above.

                                    EXHIBIT C

                              SPECIAL STIPULATIONS

To the extent the following Special Stipulations conflict with the other terms of this Lease, the Special Stipulations shall control.

Exhibit "C" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

41.  BROKER DISCLOSURE

Pursuant to Georgia Real Estate Commission Regulation 520-1-08 Richard Bowers & Company and Laing Marketing Company make the following disclosures concerning this Lease transaction:

A. In this transaction, Laing Marketing Company represents Landlord and not Tenant.

B. In this transaction, Richard Bowers & Company represents Tenant and not Landlord.

C. In this transaction, both Richard Bowers and Company and Laing Marketing Company shall receive their compensation from Landlord exclusively.

Both Tenant and Landlord acknowledge, agree with and consent to the representation and compensation disclosed above.

42.  EXPANSION OF PREMISES

Tenant shall occupy Suite 375 (3,106 RSF) from November 1, 1997 through January 31, 1997 at which time Tenant shall expand into the contiguous space in Suite 380 (1,429 RSF). The combined square footage for both suites equates to the total square footage for the entire Premises. The Rental Schedule outlined on Page 1i includes the total rental due for both suites through the Term of the Lease.

43.  CONTINGENCY

This Lease shall be contingent upon the Landlord and existing Tenant reaching a mutually acceptable termination of their existing lease for the Premises.

44.  GUARANTY OF LEASE

Simultaneous with the execution of this Lease, Landlord and CR Mortgage, Inc., a Delaware Corporation agree to enter into that certain Guaranty of Lease attached hereto as Exhibit "E" and hereby made a part hereof. Such Guaranty of Lease is referenced and attached hereto, because Landlord requires, as a condition precedent to its execution of the Lease, that Guarantor (as defined therein) guaranty the full performance of the obligations of Tenant under the Lease, subject to the terms of such Guaranty of Lease.

45.  ENVIRONMENTAL MATTERS

     (a) Tenant and Landlord each covenant to the other that they will not knowingly cause or permit any "Hazardous Wastes" (as hereinafter defined) to be brought upon, disposed on or stored in or on the Premises or Building respectively or any "Hazardous Material" (as hereinafter defined) to be released in, on or about the Premises or Building and that it will comply with any and all applicable laws, ordinances, rules, regulations and requirements respecting the presence, use or release of Hazardous Materials in, on or about the Premises, or Building respectively.

     (b) Tenant and Landlord each covenant to the other that it will immediately notify the other, in writing, of any existing, pending or threatened (i) investigation, inquiry, claim or action by any governmental authority in connection with any "Environmental Laws" (as hereinafter defined); (ii) third party claims; (iii) regulatory actions; and/or (iv) contamination of the Premises.

     (c) Tenant or Landlord shall, at its own expense, investigate, monitor, remediate, and/or clean up any Hazardous Material, Hazardous Waste, or other environmental condition on, about, or under the Premises or Building, respectively required as a result of Tenant's or Landlord's use or occupancy of the Premises or Building.

     (d) Tenant covenants that it shall keep the Premises free of any lien imposed pursuant to any Environmental Laws.

     (e) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including, without limitation, attorney's fees and court costs), liabilities or losses (collectively, hereinafter referred to as the "Tenant Indemnified Claims") resulting from (i) the presence of Hazardous Wastes in or about the Premises (other than Hazardous Wastes present as of the date of this Addendum to Lease which are covered by Landlord's indemnity in subparagraph ((f) below) or the release of Hazardous Materials in, on or about the Premises on or after the date of this Addendum to Lease, except to the extent that the Tenant Indemnified Claims are caused by Landlord, its agents, employees or contractors, and (ii) any Hazardous Waste placed or any Hazardous Materials released elsewhere in the Project by Tenant, its agents, invitees, employees and contractors.

     Landlord shall indemnify, defend and hold Tenant harmless from and against any Landlord Indemnified Claims resulting from the presence of Hazardous Wastes in or on the Premises as of the date of this Addendum to Lease or the release of Hazardous Materials in or on the Premises prior to the date of this Addendum to Lease, except to the extent that the Landlord Indemnified Claims are caused by Tenant, its agents, employees, invitees or contractors.

     (g) The provisions of these Environmental Matters shall survive the expiration or termination of the Lease.

     (h) Landlord represents that, to the best of the knowledge of the individual(s) executing this lease on behalf of Landlord, no "Hazardous Waste" as said term is defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et. seq. (hereinafter referred to as "RCRA"), has been brought upon, disposed or stored in or on the premises, and no hazardous material as hereinafter defined has been released in or on the Premises.

     (i) For the purposes of the Lease, the term "Hazardous Material" is defined to include those matters described in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et. seq. (hereinafter referred to as "CERCLA"). As used herein the term "Hazardous Materials" shall also mean (i) asbestos, or any substance containing asbestos;
(ii) polychlorinated biphenyls; (iii) lead; (iv) radon; (v) pesticides; (vi) petroleum or any other substance containing hydrocarbons; (vii) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (viii) any other substance, material or waste which, (1) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal, or (2) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

For purposes of the Lease, "Environmental Laws" shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements relating to human health or safety, or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Waste or Hazardous Materials, all as amended or modified from time to time.

                                   EXHIBIT "D"

                        DEFINITION OF OPERATING EXPENSES

Exhibit "D" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

DEFINITIONS

     (a) Operating Expenses:

     "Operating Expenses" are those costs attributable in whole or in part to the Project which are to be paid by Tenant as Additional Rent as set forth in Paragraph * of this Lease.

     Operating Expenses as used in the Lease shall consist of the following components (all of which are defined below): (i) Real Estate Taxes; and (ii) Operating Costs.

         (i)      Real Estate Taxes:

                  Real Estate Taxes (or "Taxes") shall mean all general property taxes (whether real or personal) and all special and general assessments which may be levied during the Term upon the Building and the land upon which the Building is located (or any part thereof) of which the Premises are a part. Real Estate Taxes shall also include all costs of contesting any Real Estate Taxes or the valuation of the Project. Real Estate Taxes shall not include water or sewer connection or tap-in charges or any penalties incurred for any late payment, unless caused directly or indirectly, by Tenant.

In the event such Taxes are eliminated or reduced by any federal, state, or municipal body or governmental agency having jurisdiction thereof, and another tax is imposed by way of substitution for (or in addition thereto) all or any part of such Taxes, then such substituted (or additional) tax shall be included as Taxes under the Lease.

     For the purpose of calculating Additional Rent, Taxes shall be attributable to the Lease Year or the calendar year (depending on the applicable provisions of the Lease) in which they first become due and payable.

     (ii) Operating Costs:

     "Operating Costs," as that term is used herein, shall consist of all reasonable, actual expenses and costs (but excluding specific charges separately billed or chargeable to specific tenants) of every kind and nature which Landlord shall pay or incur because of or in connection with the ownership, maintenance and operation of the Building, computed on an accrual basis and determined in accordance with generally accepted accounting principles consistently applied.

a.   Operating Costs shall include, but not be limited to, the following:

     i. Wages, salaries, fringe benefits, workers compensation and other such governmental charges and other direct and indirect costs of all personnel engaged in the operation, maintenance, security and access control of the Building;

     ii. Cost of all supplies, tools, equipment and materials, whether purchased or leased, used in the operation and maintenance of the Building;

     iii. Cost of utilities for the Building, including, but not limited to, the cost of electricity, water, sewer, gas, and the cost of power for heating, lighting, air conditioning and ventilating the Building;

     iv. Management fee cost recovery ("Management Fee Cost Recovery") equal to three percent (3%) of the sum of Tenant's Annual Base Rental (excluding any abatement of Base Rental granted to Tenant in this Lease) and Estimated Operating Expenses;

     v. Cost of all maintenance and service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, access control, parking areas, window cleaning, Page 2 of Exhibit "D" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997, janitorial service, landscape maintenance, trash removal, air conditioning and heating service and maintenance, and elevator and escalator maintenance;

     vi. Cost of accounting and other professional services only to the extent such costs are incurred directly in connection with Operating Costs, including the costs of audits by certified public accountants;

     vii. Cost of all insurance, including but not limited to, fire, casualty, liability, and rent loss insurance applicable to the Building and Landlord's personal property used in connection therewith (but only such personal property as is actually used in connection with the operation, maintenance and access control of the Building), plus the cost of all deductible payments made by Landlord in connection therewith;

     viii. Cost of repairs, replacements and general maintenance to the Building including the parking areas;

     ix. Cost of any and all common area maintenance related to public areas, including sidewalks and landscaping on the Building;

     x. Costs of licenses, permits and inspection fees related to the Building;

     xi. Amortization of the cost, together with reasonable financing charges, (or depreciation of the cost, if not financed) of furnishing and installing any system, apparatus, device, equipment, or other Building improvement which Landlord in good faith believes will actually accomplish the purpose of A) reducing Operating Costs, B) promoting safety, or C) meeting requirements of governmental authorities; all such costs shall be amortized over the reasonable life of such items in accordance with generally accepted accounting principles (in no event to extend beyond the reasonable remaining life of the Building);

     xii. Any other expense which under generally accepted accounting principles would be considered a reasonable maintenance or operating expense.

     b. Operating Costs shall not include:

     i. Expenses for any capital replacements or improvements; except as described in (a) (ii) a. xi;

     ii. Costs of special services rendered to individual tenants for which a special charge is made;

     iii. Interest and principal payments on loans or indebtedness secured by the Building;

     iv. Costs of improvements for other tenants of the Building;

     v. Legal fees, brokerage commissions, advertising costs, or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants in the Building;

     vi. Repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas;

     vii. Damage and repairs attributable to fire or other casualty; excluding insurance deductibles, however said exclusion shall not exceed more than one $10,000 deductible per calendar year;

Page 3 of Exhibit "D" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

     viii. Damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, or its employees, contractors or agents;

     ix. Executive salaries or salaries of service personnel to the extent that such service personnel perform services not in connection with the management, operation, repair or maintenance of the Building;

     x. Landlord's general overhead expenses not related to the Building;

     xi. Legal fees, accountants' fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Building or any part thereof;

     xii. Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating or painting, or altering space for individual tenants or vacant space in the Building;

     xiii. Costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of a lease;

     xiv. Any other expense which, under generally accepted accounting principles, would not be considered a reasonable maintenance or operating expense; and

     xv. Expenses for repair, replacements and general maintenance paid by the proceeds of insurance or by Tenant or third parties, or through condemnations awards.

                                   EXHIBIT "E"

Exhibit "E" to the Lease between Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgage Partners, Inc. Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

                                GUARANTY OF LEASE

In order to induce Laing Palisades, L.L.C., a Georgia limited liability company, whose principal place of business and mailing address is 5901-B Peachtree-Dunwoody Road, Suite 555, Atlanta, Georgia, 30328 (hereinafter referred to as "Landlord"), to execute and enter into that certain Lease, of even date herewith (hereinafter referred to as the "Lease"), with, a sole proprietor, having its principal place of business and mailing address at 5901-B Peachtree-Dunwoody Road, Suite 375, Atlanta, Georgia, 30328 (hereinafter referred to as "Tenant"), the undersigned CFI Mortgage, Inc., a Delaware corporation (hereinafter referred to as "Guarantor"), hereby guarantees the full performance of, and agrees to perform or cause to be performed, each and all of the terms, covenants and conditions of the Lease on the part of Tenant to he kept and performed, including the payment of all rental, reimbursables and other amounts provided therein. Guarantor and Landlord further agree as follows:

1. That this Guaranty of Lease is an absolute and unconditional Guaranty of payment and of performance without regard to the validity, regularity, or enforceability of any obligation of Tenant and regardless of any law, regulation, or decree now or hereafter in effect which might in any manner affect the obligations of Tenant, any rights of Landlord, or cause or permit to be involved any alteration of time, amount, currency, or manner of payment of any of the obligations hereby guaranteed;

2. That this Guaranty of Lease will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or of Tenant's successors or assigns or by any disaffirmance of abandonment by a trustee of Tenant;

3. That Landlord may assign this Guaranty of Lease in whole or in part; however, Landlord shall give notice to Tenant and Guarantor that such assignment has been made, but the failure of Landlord to give such notice shall not affect the validity hereof or of the assignment;

4. Should any litigation be commenced between the parties hereto concerning this Guaranty of the rights or duties or either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney's fees in such litigation which shall be determined by the Court;

5. That the terms and provisions of this Guaranty of Lease shall be binding upon and inure to the benefit of the heirs, legal representatives and assigns of the parties hereto;

6. That if for any reason any of the provisions hereof are or become unenforceable or ineffective, all the remaining provisions shall be and remain in full force and effect;

7. That this Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of Georgia. Guarantor submits to the jurisdiction of the courts of the State of Georgia and agrees that notice of service of process may be made on Guarantor by certified or registered mail, postage prepaid, addressed at the addresses shown below following Guarantor's signatures, or at such other address as such Guarantor may designate from time to time by written notice to Landlord;

8. Landlord agrees that, on default by Tenant under the Lease, upon giving written notice of such default to Tenant, Landlord shall simultaneously furnish Guarantor with a copy of such notice. Landlord may, at its option, bring a separate action or actions against Guarantor whether or not an action is brought against Tenant and whether or not Tenant is joined in any such action.

Page 2 of Exhibit "E" to the Laing Palisades, L.L.C., a Georgia limited liability company, and Direct Mortgages Partners, Inc., a corporation of the State of Delaware, d/b/a Bankers Direct Mortgage, dated October 20, 1997.

IN WITNESS WHEREOF, Guarantor and Landlord have executed these presents the day of October, 1997.

Signed, Sealed and delivered in            GUARANTOR:  CFI Mortgage, Inc.,
the presence of:                           a Delaware Corporation

/S/ PATRICIA E. KLAMERT
     Witness                               By:  /S/ ROGER W. STUBBS
                                           Title:  Executive Vice President
/S/ JOY ORSINI
    Notary Public                          Address of Guarantor:
                                               580 Village Blvd; Suite 120
                                               West Palm Beach, FL  33409
                                           Attest:  /s/
                                           Title:  Chairman

Signed, Sealed and delivered in            LANDLORD:  Laing Palisades,
the presence of:                           L.L.C., a Georgia  limited
                                           liability company
/S/
    Notary Public                          By:  LAING PROPERTIES, INC.
                                                Manager

/S/                                        By:  /S/ Laing Properties, Inc.
   Witness                                 Title:  Executive Vice President

                                           ATTEST:  /S/ ROGER R. STUBBS
                                           Title:  Vice President and Secretary